UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

SeaBright Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington  98101
(Address of Principal executive offices, including  Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Reinstated To Prior Levels

On December 23, 2009, the Compensation Committee of the Board of Directors of SeaBright Insurance Holdings, Inc. (the “Company”) approved increases to annual base salaries of each employee whose base salary was reduced on May 16, 2009, including the Company’s named executive officers, effective as of January 1, 2010.  The increases will reinstate the base salary levels in effect immediately prior to the management-volunteered base salary reductions that became effective on May 16, 2009.  The increase in Richard J. Gergasko’s salary reflects his August 1, 2009 salary increase to $385,000 due to his promotion to Chief Operating Officer on that date. On August 1, 2009, that salary was reduced by 10% consistent with the Company’s cost reduction measures. The reinstated base salaries for each of the named executive officers are as follows:

Name	New Base Salary

John G. Pasqualetto	$559,000
Richard J. Gergasko	385,000
Richard W. Seelinger	262,650
Jeffrey C. Wanamaker	257,500
M. Philip Romney	200,900

Non-Employee Director Fees Reinstated To Prior Levels

In addition, effective January 1, 2010, the annual cash retainers paid to the Company’s non-employee directors, including retainers for committee service, will return to the levels in effect immediately prior to the Board’s May 16, 2009 voluntary reduction of fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.

By:

Date: December 23, 2009

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